State of Delaware
                                                          Secretary of State
                                                        Division of Corporations
                                                   Delivered 05:05 PM 08/08/2006
                                                       FILED 05:05 PM 08/08/2006
                                                    SRV 060743193 - 4202272 FILE


                            CERTIFICATE OF FORMATION

                                       OF

                           OLD FIELD MASTER FUND, LLC

     This Certificate of Formation of OLD FIELD MASTER FUND, LLC (the "LLC") is being duly executed and filed by John T. Moore, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.Code Ann. {section}18-201, et seq.)

     FIRST. The name of the limited liability company formed hereby is:

                           OLD FIELD MASTER FUND, LLC

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.


     IN WITNESS WHEREOF, the undersigned, an authorized person of the LLC, has caused this Certificate of Formation to be duly executed as of the 8th day of August, 2006.



                                               By:       /s/ John T. Moore
                                                         -----------------
                                               Name:     John T. Moore
                                               Title:    Manager